SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


          ------------------------------------------------------------



                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       -------------------------------------------------------------------


         Date of Report (Date of earliest event reported): June 14, 2002








                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)



           Florida                      0-24097                59-3396369
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                    Identification No.)


              450 South Orange Avenue                  32801
                 Orlando, Florida                   (Zip Code)
     (Address of principal executive offices)



       Registrant's telephone number, including area code: (407) 650-1000

Item 2.       Acquisition or Disposition of Assets.

         The term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc. and its subsidiaries, CNL Hospitality GP Corp., CNL Hospitality LP Corp. and CNL Hospitality Partners, LP.

         Acquisition of Properties

         On June 14, 2002, the Company acquired interests in two Properties, consisting of land and building. In connection with the purchase of these Properties, the Company, as lessor, entered into lease agreements with lessees.

         The following table sets forth the location of the two Properties described above and a summary of the principal terms of the acquisition and lease of each Property.


                              PROPERTY ACQUISITIONS
                                 June 14, 2002

                                            Purchase      Date     Lease Expiration and           Minimum
                    Property Location       Price (1)   Acquired      Renewal Options         Annual Rent (2)     Percentage Rent
----------------------------------------- ------------ ---------- ----------------------- ---------------------- ------------------

Courtyard by Marriott (3)                 $82,000,000   06/14/02  06/2028; five           The greater of (i)     See Minimum Annual
(the "San Francisco Downtown                                      five-year renewal       $4,920,000 or (ii) a           Rent
Property")                                                        options                 percentage of gross
Existing hotel                                                                            revenues of the
                                                                                          Property ranging from
The San Francisco Downtown Property                                                       25% to 45% for the
is located in downtown San Francisco,                                                     applicable year
California, at the northeast corner                                                       designed to result in
of Folsom and Second Street.  The                                                         a minimum return of
Property includes 371 guest rooms,                                                        approximately 10%
34 guest suites, 7,000 square feet
of meeting space, 118 underground
parking spaces, an indoor pool and
Jacuzzi, a business center, a fitness
facility, a laundry facility, and a
restaurant and lounge.

Marriott Hotel (4)                        $61,500,000   06/14/02  06/2028; five ten-year  The greater of (i)     See Minimum Annual
(the "Bridgewater Property")                                      renewal options         $3,690,000 or (ii) a           Rent
Existing hotel                                                                            percentage of gross
                                                                                          revenues of the
The Bridgewater Property is located                                                       Property ranging
in Bridgewater, New                                                                       from 19.5% to 30% for
Jersey, in the 122-acre Bridgewater                                                       the applicable year
Commons development.                                                                      designed to result in
The Property includes 347 guest rooms,                                                    a minimum return of
10,700 square feet of meeting space,                                                      approximately 10.25%
an indoor pool, a whirlpool, a laundry
facility, a fitness center, a gift shop,
a business center, and a restaurant and
lounge.




FOOTNOTES:

(1) The approximate federal income tax basis of the depreciable portion (the building and equipment portion) of the Properties acquired are set forth below:

                                                                    Estimated
         Property                                             Federal Tax Basis
         --------                                             -----------------

         San Francisco Downtown Property                           $69,700,000
         Bridgewater Property                                      $56,600,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease.

(3) The Company acquired a 50% interest in the San Francisco Downtown Property through a joint venture with an affiliate of Marriott International, Inc. The joint venture financed the acquisition with equity investments of $13 million each from the Company and Marriott International, Inc. as well as $56 million in borrowings consisting of two loans from a third-party lender. One of the loans is in the amount of $41 million and requires interest payments equal to the greater of one-month LIBOR plus 3.25%, or 6.25%. The other loan is in the amount of $15 million and interest payments are equal to a base rate plus 7%. The base rate equals the greater of (a) the lesser of (i) one-month LIBOR or (ii) 9%, or (b) 3%. Both loans mature in August 2007 and require monthly payments of interest only through July 1, 2004, at which time monthly payments of principal and interest are due with the remaining principal balances and any unpaid interest due at maturity. The lessee of this Property is an indirect wholly owned subsidiary of the joint venture.

(4) The lessee of this Property is an indirect wholly owned subsidiary of the Company and the Property is operated by a third party manager.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                               CNL HOSPITALITY PROPERTIES, INC.


Dated:  June 26, 2002          By:       /s/ Robert A. Bourne
                                        --------------------------------
                                        ROBERT A. BOURNE, President